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                                                                    EXHIBIT 10.5

                    EARLY EXERCISE STOCK PURCHASE AGREEMENT

     This Agreement is made by and between Cell Pathways, Inc. a Delaware corporation (the "Corporation"), and ____________________________ ("Purchaser").

                                  Witnesseth:

     Whereas, Purchaser holds a _________ stock option to purchase shares of common stock of the Corporation pursuant to the Corporation's 1993 Stock Option Plan (the "Plan") which Purchaser desires to exercise; and

     Whereas, Purchaser wishes to take advantage of the early exercise provision of his option and therefore to enter into this Agreement;

     Now, Therefore, It Is Agreed between the parties as follows:

     1. Purchaser hereby agrees to purchase from the Corporation, and the Corporation hereby agrees to sell to Purchaser, an aggregate of _______ shares of the common stock (the "Stock") of the Corporation, for an exercise price of $_______ per share (total exercise price: ______________ ($______)), payable in cash.

     The closing hereunder shall occur at the offices of the Corporation on the date of this Agreement or at such other time and place as the parties may mutually agree upon in writing.

     At the closing, Purchaser shall deliver three (3) stock assignments in the form of Exhibit A duly endorsed (with date and number of shares left blank) and the total exercise price in cash.

     At the closing or as soon thereafter as practicable, the Purchaser shall redeliver to the Corporation share certificates for all of the Stock that has not yet vested ("Unvested Stock") and is to be subject to the Purchase Option (as defined in paragraph 2 below).

     2. Any Unvested Stock purchased by Purchaser pursuant to this Agreement shall be subject to the following option ("Purchase Option"):

          (a) In the event that Purchaser shall cease to provide services to the Corporation for any reason (including his death), or no reason, with or without cause, the Purchase Option may be exercised. The Corporation shall have the right at any time within the ninety (90) day period after Purchaser's termination of service with the Corporation or such longer period as may be agreed to by the Corporation and Purchaser (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Internal Revenue Code) to purchase from Purchaser or his personal representative, as the case may be, at the price per share paid by Purchaser pursuant to this Agreement ("Option Price") any or all shares of Unvested Stock.

                                       1.
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          (b)  The Corporation shall be entitled to pay for any shares purchased pursuant to its Purchase Option at the Corporation's option in cash, by offset against any indebtedness owing to the Corporation by Purchaser, or a combination of both.

          (c) As used herein, the relationship with the Corporation shall include such relationship with an affiliate of the Corporation.

          (d) This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Purchaser to continue the relationship with the Corporation, or of the Corporation to continue the relationship with the Purchaser.

          (e) The Corporation shall deliver to the Purchaser the share certificates for Unvested Stock at such time, if any, as such Unvested Stock shall have vested prior to exercise of this Purchase Option.

     3. The Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in paragraph 12. Upon providing such notice and payment or tender of the purchase price, the Corporation shall become the legal and beneficial owner of the Stock being purchased and all rights and interests therein or related thereto.

     4. If from time to time during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock will be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of Stock then subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

     5. All certificates representing any shares of Stock of the Corporation subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

          (i) "The shares represented by this certificate are subject to an option set forth in an agreement between the Corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

          (ii) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, ARE HELD FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR DISTRIBUTED AT ANY TIME UNLESS A REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE

                                       2.
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SECURITIES ACT OF 1933 COVERING SUCH SHARES OR UNLESS, IN THE
OPINION OF COUNSEL FOR THE COMPANY, SUCH A REGISTRATION STATEMENT IS NOT REQUIRED."

     6. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Corporation pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the Stock is to be effected, and in this connection acknowledges that the Corporation is relying on the following representations: Purchaser warrants and represents to the Corporation that he is acquiring the Stock for investment and not with a view to or for sale in connection with any distribution of the Stock or with any present intention of distributing or selling the Stock and he does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause him to sell the Stock. Purchaser recognizes that the Stock must be held indefinitely unless it is subsequently registered under the Act or an exemption from such registration is available and, further, recognizes that the Corporation is under no obligation to register the Stock or to comply with any exemption from such registration.

     7. Purchaser is aware that the Stock may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until Purchaser has held the Stock for at least two (2) years. Among the conditions for use of Rule 144 is the availability of specified current public information about the Corporation. Purchaser recognizes that the Corporation presently has no plans to make such information available to the public.

     Whether or not the Purchase Option is exercised or has lapsed, Purchaser further agrees not to make any disposition of any of the Stock in any event unless and until:

          (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) Purchaser shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Purchaser shall have given the Corporation an opinion of counsel, which opinion and counsel shall be satisfactory to the Corporation, to the effect that such disposition will not require registration of the Stock under the Act.

     8. Purchaser shall not sell or transfer any of the Stock subject to the Purchase Option or any interest therein so long as such Stock is subject to the Purchase Option.

     9. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

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     10.  Subject to the provisions of paragraphs 8 and 9 above, Purchaser (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock.

     11. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

     12. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or five days after deposit in any United States Post Office Box, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto as his address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

     13. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding upon Purchaser, his heirs, executors, administrators, successors, and assigns. Without limiting the generality of the foregoing, the Purchase Option of the Corporation hereunder shall be assignable by the Corporation at any time or from time to time, in whole or in part.

     In Witness Whereof, the parties hereto have executed this Agreement as of the ____ day of __________, 19__.




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                                         By
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                       Address:          --------------------------------------
                                         --------------------------------------





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                                         Purchaser

                       Address:          --------------------------------------
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Attachments:

Exhibit A  Assignment Separate from Certificate

                                       4.